CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62509) and Form S-8 (No. 333-93531) of Agway Inc. of our report dated August 17, 2001, except for Notes 1 and 2, as to which the date is May 14, 2002, and Note 8, as to which the date is September 14, 2001, relating to the financial statements of Agway Inc., which appears in the Current Report on Form 8-K of Agway Inc. dated May 15, 2002.


PricewaterhouseCoopers LLP

Syracuse, New York
May 14, 2002